EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Proxy Statement/Prospectus constituting a part of this Registration Statement of Form S-4 of Mitek Systems, Inc. of our report dated July 31, 2006, relating to the 2005 consolidated financial statements of Parascript, LLC and Subsidiaries included in the Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/    Anton Collins Mitchell LLP

Denver, Colorado

November 6, 2006